Exhibit 3.2	Amendments to the Bylaws of the Company, effective January 17, 2008.

Article VI, Section 1 of the Company’s Bylaws has been revised to read as follows:

“The capital stock of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Certificates shall be in such form as approved by the Directors and signed, either manually or by facsimile, by the President and countersigned by the Secretary or any Assistant Secretary.  The certificates shall be numbered and registered in the order in which they are issued; they shall be issued in consecutive order and the records of the corporation shall contain the number of each certificate, the name(s) and address(es) of the person(s) owning the shares represented by each such certificate, the number and class of such shares, and the date of issue to the owner(s) of record.  The records shall be in written form or in any other form capable of being converted to written form within a reasonable time.  Each certificate representing shares shall state upon the face thereof:

1.     That the corporation is formed under the laws of New York;

2.     The name of the person or persons to whom issued;

3.             The number and class of shares and the par value of each share represented by such certificate or a statement that the shares are without par value.  If preferred shares are issued or if shares of more than one class are issued by the corporation, each certificate will also set forth a full statement of the designations, relative rights, preferences and limitations of the shares of each class or, in the alternative, each certificate will set forth that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 1.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.”

Article II, Section 11 of the Company’s Bylaws has been revised to read as follows:

“Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. In the event that the action which is consented to by written consent would have required the filing of a certificate under applicable law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision may state that written consent has been given in accordance applicable law.”